UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FBL FINANCIAL GROUP, INC.
(Name of Registrant as Specified in Its Charter)

CAPITAL RETURNS MANAGEMENT, LLC CAPITAL RETURNS MASTER, LTD. RONALD BOBMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Capital Returns Management, LLC together with the other participants named herein (collectively, “Capital Returns”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes to oppose the acquisition of FBL Financial Group, Inc. (the “Company”), an Iowa corporation, by Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company, at the special meeting of shareholders of the Company to be held on April 29, 2021 (including any adjournments or postponements thereof).

Item 1: On April 6, 2021, Capital Returns issued the following press release:

Capital Returns Issues Investor Presentation on FBL Financial Merger

Urges Shareholders to Vote the GOLD Proxy Card to Oppose Sale to Farm Bureau Property & Casualty Insurance Company

New York, NY – April 6, 2021 – Capital Returns Management, LLC (together with its affiliates, “Capital Returns”), one of the top 10 beneficial owners of FBL Financial Group, Inc. (“FFG” or the “Company”) (NYSE: FFG) and a significant and long-term investor in the insurance industry announced that it has issued a comprehensive investor presentation indicating the many reasons why shareholders should oppose the merger with Farm Bureau Property & Casualty Insurance Company. The presentation can be viewed at:
https://www.sec.gov/Archives/edgar/data/1012771/000092189521000939/ex991dfan14a12730003_040521.pdf.

Capital Returns encourages its fellow shareholders to review the presentation, its proxy materials, and its shareholder letters, all of which are available at https://saratogaproxy.com/capitalreturns.

Shareholders with any questions about how to vote, can contact Capital Returns’ proxy solicitor, Saratoga Proxy Consulting, LLC, at info@saratogaproxy.com or (888) 368-0379.

Please sign, date and mail the GOLD proxy card today to vote against the merger proposal.

Item 2: Also on April 6, 2021, the following materials were posted by Capital Returns to https://saratogaproxy.com/capitalreturns:

Capital Returns Solicitation at FBL Financial Group Inc.

Special Meeting – April 29, 2021

Materials

- Capital Returns Presentation
- Capital Press Release April 6 2021
- Capital Returns Proxy Statement
- Capital Returns Letter to FBL Shareholders – March 18

Please call Saratoga at (888) 368-0379 or (212) 257-1311 with questions on how to vote.

saratoga
PROXY CONSULTING, LLC

Saratoga Proxy Consulting, LLC
520 8th Avenue, 14th Floor
New York, NY 10018
(212) 257-1311